UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 27, 2020

Date of Report (Date of earliest event reported)

World Health Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30256	59-2762023
(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110, Boca Raton, FL 33431

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 870-0440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

EXPLANATORY NOTE

World Health Energy Holding, Inc. (the “Company”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 30, 2020 to announce completion of the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”) among the Company, R2GA, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Sub”), UCG, Inc., a Florida corporation (“Seller”), SG 77 Inc., a Delaware corporation and wholly-owned subsidiary of Seller (“SG”), and RNA Ltd., an Israeli company and a wholly owned subsidiary of SG (“RNA”). Under the terms of the Merger Agreement, R2GA merged with and into SG, with SG remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Company indicated in the initial Form 8-K that it would file the financial statements of UCG (“UCG”) and pro forma financial information required under Item 9.01 under cover of Form 8-K/A. The Company filed the financial information under cover of Form 8-K/A dated July 30, 2020 (the “Form 8-K/A”).

At the request of the staff of the Securities and Exchange Commission, the Form 8-K/A is being further amended to include the financial information for UCG, Inc. as of March 31, 2020.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The following financial statements of UCG are being filed as exhibits to this Amendment No. 1:

Exhibit 99.1 – UCG’s unaudited consolidated financial statements, including UCG’s consolidated balance sheets as of March 31, 2020 and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the three months ended March 31, 2020 and notes to Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 25, 2020

World Health Energy Holdings, Inc.

By:	/s/ Giora Rozensweig
Interim Chief Executive Officer